SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to /section/240.14a-11(c) or
     /section/240.14a-12

                            FARO TECHNOLOGIES, INC.
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                            FARO TECHNOLOGIES, INC.
                  -------------------------------------------
                  (Name of Person(s) Filing Proxy Statement )

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which the transaction applies:

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       to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total Fee Paid:

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[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                            FARO TECHNOLOGIES, INC.

                                  [FARO LOGO]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 27, 2000

     Notice is hereby given that the Annual Meeting of Shareholders of FARO TECHNOLOGIES, INC. (the "Company") will be held at the offices of the Company, 125 Technology Park, Lake Mary, Florida, on Thursday, April 27, 2000 at 10:00 A.M., local time, for the following purposes (the "Annual Meeting"):

     1.   To elect three directors, each to serve for a term of three years; and

     2. To approve an amendment to the Company's 1997 Employee Stock Option Plan to increase the number of shares that are authorized for issuance under the Plan from 750,000 shares to 1,400,000 shares.

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record as of the close of business on February 29, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend in person, you are urged to complete, date, sign and return the enclosed proxy card in the self-addressed envelope enclosed for your convenience which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting by written ballot in person.

                                        By Order of the Board of Directors,


                                        /s/ GREGORY A. FRASER, PH.D.
                                        ----------------------------------------
                                        Gregory A. Fraser, Ph.D.
                                        SECRETARY
March 29, 2000

--------------------------------------------------------------------------------

  SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

--------------------------------------------------------------------------------

                             FARO TECHNOLOGIES, INC.

                                 PROXY STATEMENT


     This Proxy Statement and the accompanying proxies are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FARO TECHNOLOGIES, INC., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, April 27, 2000 at 10:00 A.M., local time, at the offices of the Company, 125 Technology Park, Lake Mary, Florida, and at any adjournment or postponement thereof (the "Annual Meeting"). The telephone number at that address is (407) 333-9911. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, together with the Company's Annual Report to Shareholders and Form 10-K for the year ended December 31, 1999 are first being sent to shareholders on or about March 29, 2000.

     Shareholders of record as of February 29, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 11,019,510 shares of the Common Stock outstanding and entitled to vote. There is no other class of voting securities outstanding. Each outstanding share of Common Stock, $.001 par value (the "Common Stock") is entitled to one vote on all matters submitted to a vote of shareholders. Votes may not be cumulated in the election of directors. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the share of Common Stock entitled to vote will constitute a quorum for purposes of the Annual Meeting.

     If the proxy card accompanying this Proxy Statement is properly executed, dated and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted "FOR" each of the Proposals listed in the Notice of Annual Meeting of Shareholders and described more fully in this Proxy Statement. Any proxy given may, however, be revoked by the shareholder executing it at any time before it is voted by giving written notice to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting by written ballot in person. The presence of a shareholder at the Annual Meeting will not operate to revoke his proxy.

     The holders of a proxy are authorized to vote the shares of Common Stock represented thereby in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This would include any shareholder proposal omitted from this Proxy Statement and the accompanying form of proxy pursuant to SEC Rule 14(a)-8 of the Securities Exchange Act of 1934, as amended, which allows the Company to exclude certain shareholder proposals from this Proxy Statement.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.


                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     The number of directors of the Company has been fixed by the Board of Directors (the "Board"), pursuant to the Company's Bylaws, at seven, divided into two classes of two directors each, and one class of three directors. At the Annual Meeting, Common Stock represented by proxies, unless otherwise specified, will be voted for the election of the three nominees hereinafter named to serve for a term of three years, each until his successor is duly elected and qualified. In the event such nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. The Board of Directors has no reason to believe that the nominees named below will be unable, or if elected, will decline to serve.

     The following information is set forth with respect to the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.

                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                           DIRECTOR     TERM
                    NAME                         AGE        SINCE      EXPIRES
                    ----                         ---       --------    -------
Simon Raab, Ph.D. ............................    47         1982        2000
Hubert d'Amours ..............................    61         1990        2000
Andre Julien .................................    56         1986        2000
Simon Raab, Ph.D. .........   Chairman of the Board and Chief Executive Officer
                              of the Company since its inception in 1982, and
                              President since 1986. Mr. Raab is a co-founder of
                              the Company.
Hubert d'Amours ...........   President of Montroyal Capital, Inc. and Capimont,
                              Inc., two venture capital investment firms, since
                              1990.
Andre Julien ..............   Independent consultant, formerly President, LAB
                              Pharmacological Research International, Montreal
                              Canada. Former President and owner of Chateau
                              Paints, Inc., a coatings and paint manufacturer in Montreal, Canada from 1969 until 1994.


          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING



                                                           DIRECTOR     TERM
                    NAME                         AGE        SINCE      EXPIRES
                    ----                         ---       --------    -------
Gregory A. Fraser, Ph.D. .....................    45         1982        2002
Philip R. Colley .............................    61         1984        2002
Norman Schipper, Q.C. ........................    69         1982        2001
Alexandre Raab ...............................    75         1982        2001
Gregory A. Fraser, Ph.D. .........   Co-founder of the Company, has served as
                                     Executive Vice President since August 1999.
                                     Formerly Chief Financial Officer and
                                     Executive Vice President since May 1997.
                                     Secretary, Treasurer and a director of the
                                     Company since its inception in 1982.
Philip R. Colley .................   President of Colley, Borland and Vale
                                     Insurance Brokers Ltd. in Ontario, Canada,
                                     since 1967.
Norman Schipper, Q.C. ............   Formerly, a Partner in the Toronto office
                                     of the law firm of Goodman, Phillips &
                                     Vineberg from 1962 until his mandatory
                                     retirement as Partner on December 31, 1997;
                                     now Of Counsel to the firm.
Alexandre Raab ...................   Chairman of the Board of Advanced Agro
                                     Enterprises, a privately held company in Ontario, Canada, since 1991. Mr. Raab is the father of Simon Raab.

VOTE REQUIRED FOR APPROVAL

     Nominees for directors who receive a plurality of the votes cast by the holders of the shares of Common Stock in person or by proxy at the Annual Meeting shall be elected. Abstentions, broker non-votes and withheld votes are not counted in determining the number of votes cast for any nominee for director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR ELECTION AS A DIRECTOR OF THE COMPANY.


                                  PROPOSAL 2:
             AMENDED AND RESTATED 1997 EMPLOYEE STOCK OPTION PLAN

GENERAL

     The proposed amendment to the FARO Technologies, Inc. 1997 Employee Stock Option Plan would increase the number of shares authorized for issuance under the Plan from 750,000 to 1,400,000. The purpose of the Amendment is to make additional shares available for issuance under the Plan to enable the Company and its Subsidiaries to continue to compete successfully in attracting, motivating and retaining Employees with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain in the employ of the Company or one or more of its Subsidiaries.

     The Plan was originally effective on July 28, 1997 (the "Effective Date"). The Board approved an amended and restated Plan effective as of November 29, 1999, which includes the proposed amendment and certain administrative and legal changes; provided, however, that the increase in the number of authorized Shares shall be effective only if approved by the shareholders of the Company prior to November 29, 2000.

     The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan attached hereto as Annex A.

     ADMINISTRATION

     The Plan is required to be administered by a committee of the Board (the "Committee") consisting of not less than two members of the Board who are not employees of the

Company. If at any time the Committee is not in existence, the Board will administer the Plan. The Compensation Committee currently administers the Plan. Among other functions, the Committee has the authority to establish rules for the administration of the Plan; to select the employees of the Company and its Subsidiaries to whom awards will be granted; to determine the types of awards to be granted to participants and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards granted to participants to the extent authorized under the Plan. Except as otherwise provided in the Plan, determinations and interpretations with respect to the Plan and any related award agreements are in the sole discretion of the Committee and binding on all parties.

     PARTICIPANTS

     Any employee of the Company or any Subsidiary, including any executive officer or employee director of the Company, is eligible to receive awards under the Plan. Approximately 200 employees are currently eligible to participate in the Plan.

     AWARDS UNDER THE PLAN; AVAILABLE SHARES

     The Plan authorizes the granting to eligible individuals of stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Code ("ISOs") or non-qualified stock options. The Plan currently provides that up to a total of 750,000 shares of Common Stock will be available for granting of awards (subject to adjustment as discussed below). The proposed amendment reserves 650,000 additional shares for issuance under the Plan. The aggregate number of shares that can be awarded to any one participant during any calendar year shall not exceed 150,000 shares. If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the Plan.

     TERMS OF AWARDS

     The exercise price per share of Common Stock subject to an option granted under the Plan is determined by the Committee, provided that the exercise price of an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant.

The term of an option granted under the Plan is determined by the Committee. Options become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee, but cannot exceed 10 years. Options are exercised by payment of the exercise price in the form and manner determined by the Committee in cash, by tendering previously owned shares of Common Stock, or cashless exercises through a designated broker-dealer. All ISOs granted under the Plan must comply with all other terms of Section 422 of the Internal Revenue Code.

     ADJUSTMENTS

     If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Committee in (i) the aggregate number of Shares subject to the Plan, (ii) the maximum number of Shares for which Options may be granted to any Employee during any calendar year, and (iii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

     Additionally, subject to certain conditions, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option theretofore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

     Additionally, in the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company;
(iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan or any stock option agreement with respect thereto limiting the exercisability of the Option for any length of time.

     LIMITS ON TRANSFERABILITY

     Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Committee, transfer without consideration Options that do not constitute Incentive Stock Options to the Optionee's spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

     AMENDMENT AND TERMINATION

     The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for purpose of the Code; provided, however, that no amendment shall be made without shareholder approval if such approval would be required to comply with the Code or the listing requirements of the principal securities exchange or market on which the Company Shares are then traded.

     The Plan shall terminate ten (10) years from July 28, 1997. The Board may, in its discretion, suspend or terminate the Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option. Notwithstanding the foregoing, the right of the Committee to administer the Plan and option agreements, to modify, amend or waive any conditions or other restrictions with respect to Options, and the authority of the Board to amend the Plan shall survive the termination of the Plan.

     DELIVERY AND PAYMENT FOR SHARES

     No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No Shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee and adequate provision has been made by the Optionee for satisfying any applicable federal, state or local income or other taxes incurred by reason of the exercise of the Option. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The grant of a stock option under the Plan creates no income tax consequences to the participant or the Company. A participant who is granted a non-qualified stock option generally recognizes ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company is entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock gives rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss is a long-term capital gain or loss if the Common Stock had been held for more than one year from the date of exercise.

     In general if an employee holds the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the employee recognizes no income or gain as a result of exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the employee on the disposition of the Common Stock is treated as a long-term capital gain or loss. No deduction is allowed to the Company. If either of these holding period requirements is not satisfied, the employee recognizes ordinary income at the time of the disposition equal to the lesser of (i) the gain realized on the disposition or (ii) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company is entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise is treated as a capital gain. This capital gain is a long-term capital gain if the Common Stock had been held for more than one year from the date of exercise.

     AWARDS MADE UNDER THE PLAN

     Prior to the Board's approval of the Amendment, there were 733,461 stock options to purchase shares of Common Stock outstanding under the Plan. No other types of awards have been granted. The Company cannot currently determine the awards that may be granted in the future to eligible individuals under the Plan, other than options to purchase 218,550 shares of Common Stock granted subsequent to year end. Such determinations are made from time to time by the Committee.

     Option grants under the Plan during 1999 to all executive officers are set forth in this proxy statement in the table entitled "Option/SAR Grants in Last Fiscal Year." During fiscal 1999, options to purchase a total of 36,000 shares were granted to all other employees as a group. Generally, outstanding options vest over 3 years and terminate 10 years from grant, subject to earlier termination if the participant's employment or service with the Company terminates.

     VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the votes represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the proposed amendments to the Plan. Any shares not voted at the Annual Meeting (whether by broker non-votes or otherwise, except abstentions), will have no impact on the vote. Shares as to which holders abstain from voting will be treated as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE PLAN. THE SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE PROPOSED AMENDMENTS, UNLESS A VOTE AGAINST SUCH APPROVAL OR TO ABSTAIN FROM VOTING IS SPECIFICALLY INDICATED ON THE PROXY.

                               BOARD OF DIRECTORS

GENERAL

     Five meetings of the Board were held during 1999. With the exception of Alexandre Raab who attended four meetings, each of the directors attended all of the meetings of the Board and the committees thereof of which he is a member during the periods which he served.

     The Board has an Audit Committee, the members of which are Messrs. d'Amours, Julien and Simon Raab. There is no formal Chairman of the Audit Committee; however, Mr. Raab has served as its AD HOC Chairman for purposes of the orderly conduct of its meetings. The Audit Committee held one meeting during 1999. The Audit Committee is responsible for reviewing the independence, qualifications and activities of the Company's independent certified accountants and the Company's financial policies, control procedures and accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's financial statements. The Audit Committee also reviews transactions between the Company and any officer or director or any entity in which an officer or director of the Company has a material interest.

     The Board has a Compensation Committee, consisting of all Board members. Mr. Julien currently serves as Chairman of the Compensation Committee. The Compensation Committee held one meeting during 1999. The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses, termination arrangements and other benefits. In addition, the Compensation Committee administers the Company's 1993 Stock Option Plan, 1997 Employee Stock Option Plan, and 1997 Non-Employee Director Stock Option Plan.

     The Board does not have a Nominating Committee.

DIRECTOR COMPENSATION

     Directors of the Company who are not executive officers receive fees of $1,000 for each Board meeting attended, and $500 per committee meeting attended, plus the expenses of attending meetings. During 1999, Messrs. d'Amours, Colley, Julien, Alexandre Raab, and Schipper earned directors' fees of $6,000, $5,500, $6,000, $4,500, and $5,500, respectively.

     Generally, upon election to the Board, and then annually on the day following the Annual Meeting of Shareholders, each director who is not an executive officer is granted a stock option to acquire 3,000 shares of Common Stock. The exercise price for such shares is equal to the closing sale price of the Common Stock as reported on The Nasdaq Stock Market on the date the director is elected or reelected to the Board, or on the date of the day following the Annual Meeting of Shareholders for directors whose terms will continue after the Annual Meeting. Options granted to Directors generally are granted upon the same terms and conditions as options granted to executive officers and key employees. Additionally, the Company's 1997 Non-Employee Directors' Fee Plan permits non-employee directors to elect to receive directors' fees in the form of Common Stock rather than cash. Common Stock issued in lieu of cash directors' fees are issued at the end of the quarter in which the fees are earned, with the number of shares being based on the fair market value of the Common Stock for the five trading days immediately preceding the last business day of the quarter. Directors may defer the receipt of fees for federal income tax purposes, whether payable in cash or in Common Stock. During the year ended December 31, 1999, the non-employee directors' fees were paid in cash only to Mr. Colley. All remaining non-employee directors' fees were deferred for federal income tax purposes.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During 1999, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "Commission") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them except that (1) the grant of options to purchase 3,000 shares of common stock to each of Hubert d'Amours, Philip Colley, Andre Julien, Alexandre Raab, and Norman Schipper during 1997 and 1998, pursuant to the 1997 Non-Employee Director Stock Option Plan were not timely reported, and reports for such option grants were filed in 2000, and (2) a Form 4 for Alexandre Raab that should have been filed upon his becoming entitled to receive 3,233 shares of common stock pursuant to a deferral election under the 1997 Non-Employee Director's Fee Plan was filed late. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 20, 2000 (except as noted) by each person known to the Company to own beneficially more than five percent of the Company's

Common Stock, each director, each nominee for election as a director, each executive officer, and all executive officers and directors as a group.

                                                                            AMOUNT         PERCENT
                                                                         BENEFICIALLY         OF
NAME OF BENEFICIAL OWNER                                                   OWNED(1)         CLASS
------------------------                                                 ------------      -------
Simon Raab, Ph.D. (2) ...............................................      3,002,362         26.09%
Gregory A. Fraser, Ph.D. (3) ........................................        542,265          4.73%
Hubert d'Amours (4) .................................................         62,703             *
Philip R. Colley (5) ................................................        137,825          1.21%
Andre Julien (6) ....................................................         43,071             *
Alexandre Raab (7) ..................................................        506,391          4.44%
Norman H. Schipper, Q.C. (8) ........................................        142,877          1.25%
Stuart W. Jones (9) .................................................          1,000             *
Wellington Management Company, LLP (10) .............................      1,117,000          9.84%
All directors and executive officers as a group (8 persons) .........      4,438,494         37.60%

----------------
* Less than one percent.

FOOTNOTES:

(1) The named shareholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated. Shares owned includes deferred share units payable in shares of Common Stock on a one-for-one basis under the 1997 Non-Employee Directors' Fee Plan.

(2) Includes 2,849,028 shares held by Xenon Research, Inc. ("Xenon"), and includes options to purchase (i) 53,333 shares at $13.20 per share, (ii) 66,667 shares at $14.30 per share, and (iii) 33,334 shares at $3.64 per share which Mr. Raab has the right to acquire pursuant to currently exercisable stock options. See "Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Options/SAR Value Table". Simon Raab and Diana Raab, his spouse, own all of the outstanding capital stock of Xenon. The number of shares does not include options to purchase (i) 26,667 shares at $13.20 per share, (ii) 33,333 shares at $14.30 per share, or (iii) 66,666 shares at $3.64 per share which Mr. Raab has the right to acquire pursuant to stock options which are currently not exercisable. See "Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Options/SAR Value Table".

(3) Includes options to purchase (i) 40,000 shares at $12.00 per share, (ii) 40,000 shares at $13.00 per share, and (iii) 20,000 shares at $3.31 per share which Mr. Fraser has the right to acquire pursuant to currently exercisable stock options. See "Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Options/SAR Value Table". The number of shares reflected does not include options to purchase (i) 20,000 shares at $12.00 per share, (ii) 20,000 shares at $13.00 per share, or (iii) 40,000 shares at $3.31 per share which Mr. Fraser has the right to acquire pursuant to stock options which are currently not exercisable. See "Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Options/ SAR Value Table".

(4) Includes 3,443 notional shares subject to the terms of the 1997 Non-Employee Directors' Fee Plan, and includes options to purchase (i) 22,000 shares at $12.00 per share, (ii) 2,000 shares at $11.35 per share, and (iii) 1,000 shares at $4.88 per share which Mr. d'Amours has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include options to purchase (i) 1,000 shares at $12.00 per share, (ii) 1,000 shares at $11.35 per share, or (iii) 2,000 shares at $4.88 per share which are currently not exercisable.

(5) Represents 28,982 shares and 66,343 shares owned by 483663 Ontario, Ltd. and C-Green Enterprises, Inc., respectively, in which Mr. Colley has a controlling interest, 2,500 shares owned jointly by Philip Colley and Donald Vale and includes options to purchase (i) 37,000 shares at $12.00 per share, (ii) 2,000 shares at $11.35 per share, and (iii) 1,000 shares at $4.88 per share which Mr. Colley has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include options to purchase (i) 1,000 shares at $12.00 per share, (ii) 1,000 shares at $11.35 per share, or (iii) 2,000 shares at $4.88 per share which are currently not exercisable.

(6) Does not include 473,508 shares owned by Philanderer Six, Inc. Mr. Julien has a minority interest in Philanderer Six, Inc., but does not have voting power or dispositive power over the shares of common stock owned by Philanderer Six, Inc. In addition to the 3,071 notional shares subject to the terms of the 1997 Non-Employee Directors' Fee Plan, it includes options to purchase (i) 37,000 shares at $12.00 per share, (ii) 2,000 shares at $11.35 per share, and (iii) 1,000 shares at $4.88 per share which Mr. Julien has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include options to purchase (i) 1,000 shares at $12.00 per share, (ii) 1,000 shares at $11.35 per share, or (iii) 2,000 shares at $4.88 per share which are currently not exercisable.

(7) Represents shares owned by Gaenal Holding, Inc., all of the capital stock of which is owned by Mr. Alexandre Raab, 3,233 shares to be issued subject to the terms of the 1997 Non-Employee Directors' Fee Plan, and includes options to purchase (i) 37,000 shares at $12.00 per share, (ii) 2,000 shares at $11.35 per share, and (iii) 1,000 per share at $4.88 per share which Mr. Raab has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include options to purchase (i) 1,000 shares at $12.00 per share, (ii) 1,000 shares at $11.35 per share, or (iii) 2,000 shares at $4.88 per share which are currently not exercisable.

(8) Includes 99,654 shares owned by Shanklin Investments, Limited, in which Mr. Schipper has a controlling interest, 3,223 notional shares subject to the terms of the 1997 Non-Employee Directors' Fee Plan, and includes options to purchase (i) 37,000 shares at $12.00 per share, (ii) 2,000 shares at $11.35 per share, and (iii) 1,000 shares at $4.88 per share which Mr. Schipper has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include options to purchase (i) 1,000 shares at $12.00 per share, (ii) 1,000 shares at $11.35 per share, or (iii) 2,000 shares at $4.88 per share which are currently not exercisable.

(9) The number of shares reflected does not include 30,000 shares which Mr. Jones has the right to acquire pursuant to options at an exercise price of $4.81 per share which are currently not exercisable. See "Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Options/ SAR Value Table".

(10) The following information is derived from a Schedule 13G filed on February 9, 2000 by Wellington Management Co., LLP reflecting beneficial ownership as of December 31, 1999. Wellington Management Co., LLP is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has sole voting and dispositive power of the shares owned by it. The address of Wellington Management Co., Inc. is 75 State Street, Boston, Massachusetts 02109.

                            EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company to the Chief Executive Officer and the Company's other executive officers:

                          SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                             ---------------------------------------- --------------------------------
                                                                              AWARDS          PAYOUTS
                                                                      ---------------------- ---------
                                                                       RESTRICTED
                                                        OTHER ANNUAL     STOCK     OPTIONS/     LTIP     ALL OTHER
                                      SALARY    BONUS   COMPENSATION    AWARD(S)     SARS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)       ($)         ($)          ($)         (#)       ($)         ($)
---------------------------- ------ --------- -------- -------------- ----------- ---------- --------- -------------
Simon Raab, Ph.D.            1999    220,000   44,000
 President, Chairman and     1998    181,666   80,000                              200,000
 Chief Executive Officer     1997    160,000   30,063                               80,000

Gregory A. Fraser, Ph.D.     1999    160,000   32,000
 Executive Vice President,   1998    116,875   80,000                              120,000
 Secretary and Treasurer     1997    116,083        0                               60,000

Stuart W. Jones (1)          1999     52,214   12,361                               30,000                   15,375
 Vice President and Chief
 Financial Officer

----------------
(1) The information presented for Mr. Jones includes his salary and all other compensation since joining the Company in August of 1999. All Other Compensation represents relocation expenses reimbursed to Mr. Jones.

     The following table sets forth information with respect to grants of stock options during 1999 to the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                           PERCENT OF                               VALUE AT ASSUMED
                           NUMBER OF          TOTAL                              ANNUAL RATES OF STOCK
                             SHARES       OPTIONS/SARS                           PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO    EXERCISE OR                  OPTION TERM
                          OPTIONS/SARS    EMPLOYEES IN   BASE PRICE   EXPIRATION ----------------------
NAME                        GRANTED        FISCAL YEAR     ($/SH)        DATE        5%         10%
----                      ------------    ------------   -----------  ---------- ---------- -----------
Stuart W. Jones ......       30,000 (1)        45.5%       $ 4.81       8/18/09   $90,600    $230,100

----------------
(1) Exercisable 10,000 shares on or after each of August 18, 2000, 2001, and 2002.

     The following table sets forth information with respect to aggregate stock option exercises by the executive officers named in the Summary Compensation Table during 1999 and the year-end value of unexercised options held by such executive officers.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTIONS/SAR VALUE TABLE

                                                                                                   VALUE OF
                                                                                                 UNEXERCISED
                                                                                                 IN-THE-MONEY
                                                                             NUMBER OF         OPTIONS/SARS AT
                                       NUMBER OF                            UNEXERCISED          FY-END ($)*
                                    SHARES ACQUIRED                        OPTIONS/SARS  ----------------------------
NAME                                  ON EXERCISE     VALUE REALIZED ($)   AT FY-END (#)  EXERCISABLE   UNEXERCISABLE
----                                  -----------     ------------------   -------------  -----------   -------------
Simon Raab, Ph.D. (1) ............               0            $0             280,000           $0            $0
Gregory A. Fraser, Ph.D. (2) .....               0            $0             180,000           $0            $0
Stuart W. Jones (3) ..............               0            $0              30,000           $0            $0

----------------
* Based on the average high and low sales prices of the Company's Common Stock on December 31, 1999 as quoted on The Nasdaq Stock Market.


(1) Of the 280,000 stock options held by Mr. Raab, 80,000 were granted on September 13, 1997, expire on September 13, 2007, and 53,333 are currently exercisable, and the remaining options are exercisable as to 26,667 shares on September 13, 2000; 100,000 were granted on February 28, 1998, expire on February 28, 2008, and 66,667 are currently exercisable, and the remaining options are exercisable as to 33,333 shares on February 28, 2001; 100,000 were granted on December 9, 1998, expire on December 9, 2008, and 33,334 are currently exercisable, and the remaining options are exercisable as to 33,333 shares on each of December 9, 2000 and 2001.

(2) Of the 180,000 stock options held by Mr. Fraser at December 31, 1999, 60,000 were granted on September 13, 1997, expire on September 13, 2007, and 40,000 are currently exercisable, and 20,000 options are exercisable on September 13, 2000; 60,000 were granted on February 28, 1998, expire on

   February 28, 2008, and 40,000 are currently exercisable, and the remaining options are exercisable as to 20,000 shares on February 28, 2001; 60,000 were granted on December 9, 1998, expire on December 9, 2008, and 20,000 are currently exercisable, and the remaining options are exercisable as to 20,000 shares on each of December 9, 2000 and 2001.

(3) The 30,000 stock options held by Mr. Jones were granted on August 18, 1999, expire on August 18, 2009, and 10,000 are exercisable on each of August
    18, 2000, 2001, and 2002.


                      REPORT BY THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. A component of overall compensation is the granting of stock options, the award of which is made by the Compensation Committee and is discussed in "Long-Term Stock Incentives," below. The Compensation Committee consists of the entire Board, except in matters involving compensation of the two directors who are employees of the Company, in which matters these two directors abstain from voting.


     The Compensation Committee's primary objective with respect to executive compensation is to establish programs that attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee established and the Board endorsed an executive compensation philosophy for 1999, which included the following considerations:

     o a "pay-for-performance" feature that differentiates compensation results based upon organizational results and overall performance against plan; and

     o stock incentives, in certain cases, as a component of total compensation in order to closely align the interests of the Company's executives with the long-term interests of shareholders which facilitates retention of talented executives and encourages Company stock ownership and capital accumulation; and

     o emphasis on total compensation vs. cash compensation, under which base salaries are generally set somewhat lower than competitive levels but which motivates and rewards Company executives with total compensation (including incentive programs) at or above competitive levels, if the financial performance of the Company meets or exceeds goals established for the year.

     For 1999, the Company's executive compensation program was comprised of the following primary components: (a) base salaries; (b) annual cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock options. Each primary component of pay is discussed below.

     BASE SALARIES. Base salaries paid under employment arrangements between the Company and its executive officers are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary, and internal equity considerations. The base salary for Simon Raab, the Company's President and Chief Executive Officer, was increased from 1998 to 1999 based upon such factors as the Company's profitability, cash flow and capital spending for the prior fiscal year, and subjective considerations, such as overall employee morale, succession planning, general personnel issues, and competitive positions. The Compensation Committee generally attempts to set base salaries of executive officers at levels that are comparable, but slightly below "market" rates, as determined from information gathered by the Company from publicly traded companies which are similar in size and in the same industry group as the Company and which were used by Dow Jones in compiling the Industrial Technology Index appearing in the performance graph set forth below. The Compensation Committee believes that for the year ended December 31, 1999, executive salaries, including the salary paid to Mr. Raab, the Company's President and Chief Executive Officer, were less than the range of salaries paid by the companies surveyed.

     ANNUAL CASH INCENTIVES. Company executives are eligible to receive annual cash bonus awards to focus attention on achieving key goals pursuant to bonus plans designed to provide competitive incentive pay only in the event such objectives are met or exceeded. The objectives include specific targets for earnings as reflected in the Company's financial plan submitted by management and approved by the Compensation Committee and the Board based on a variety of factors, including viability of the target growth rate and amount of earnings appropriate to satisfy shareholder expectations.

     During the year ended December 31, 1999, Simon Raab, the Company's Chief Executive Officer, exceeded certain goals established by the Compensation Committee and it awarded Mr. Raab a bonus of $44,000.

     LONG-TERM STOCK INCENTIVES. Long-term stock incentives, which are a component of compensation, are awarded by the Compensation Committee of the Board.

The Compensation Committee consists of the seven Directors whose names are listed at the end of this report, five of whom qualify as disinterested persons for purposes of Rule 16(b)-3 under the Securities Exchange Act of 1934. The Compensation Committee administers the Company's 1993 Stock Option Plan (the "1993 Plan"), 1997 Employee Stock Option Plan (the "1997 Plan"), and 1997 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") (the 1993 Plan, 1997 Plan, and Non-Employee Director Plan are collectively referred to as the "Plans"), and determines the recipients of the nonqualified and incentive Plans and non-Plan stock options and the exercise price of such stock options on the date of grant.

     The 1993 Plan provides for the grant of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options, for federal income tax purposes, to officers and other key employees of the Company, and nonqualified stock options to non-employee directors of the Company. The 1997 Plan provides for the grant of incentive stock options and nonqualified stock options to officers and key employees of the Company. The Non-Employee Director Plan provides for the grant of nonqualified stock options and formula options to non-employee directors. The 1993 Plan was originally adopted by the Board and shareholders in 1993. Grants to executives under the Company's 1993 Plan and 1997 Plan are determined by the Compensation Committee and are designed to align a portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

     Grants of stock options generally are limited to officers and other key employees and managers of the Company who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. Incentive stock options and nonqualified stock options are granted for terms up to ten years, and are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. In evaluating annual compensation of executive officers, the Compensation Committee takes into consideration the stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of company managers with the long-term interests of shareholders, and takes the number of options granted to an executive officer into consideration in determining base salaries of executive officers. In granting stock options to executive officers, the Compensation Committee considers the number and size of stock options already held by an executive officer when determining the size of stock option awards to be made to the officer in a given fiscal year.

     Messrs. Raab and Fraser were not granted any stock options in 1999. Mr. Jones was granted stock options in 1999 to acquire 30,000 shares of the Company's Common Stock. At February 29, 1999, the executive officers appearing in the Summary Compensation Table held stock or currently held the right to acquire stock representing 30.55 percent of the Company's outstanding Common Stock.

     SECTION 162(m). Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), which prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year (the "Dollar Limitation"). A covered employee is any employee who appears in the Summary Compensation Table who is also employed by the Company on the last day of the Company's calendar year. The Compensation Committee does not expect the deductibility of compensation paid in 1999 to any executive officer to be affected by Section 162(m). The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

     The Company generally is entitled to a tax deduction upon an employee's exercise of nonqualified options in an amount equal to the excess of the value of the shares over the exercise price. Such deduction is considered compensation for purposes of the Dollar Limitation with respect to options having an exercise price less than fair market value at the date of grant. Deductibility of compensation in future years to Messrs. Raab, Fraser and Jones may be affected by the Dollar Limitation if they remain covered employees and exercise options in amounts which would result in compensation to Mr. Raab and/or Mr. Fraser and/or Mr. Jones exceeding the Dollar Limitation in any year. As of December 31, 1999, Messrs. Raab, Fraser and Jones held options to acquire 280,000, 180,000, and 30,000 shares, respectively, of the Company's Common Stock. All these options are at a higher exercise price than the current market price. Of the options held by Messrs. Raab and Fraser at year end, (1) 80,000 and 60,000, respectively, expire on September 13, 2007, and 53,333 and 40,000, respectively, are currently exercisable; (2) 100,000 and 60,000, respectively, expire on February 28, 2008 and 66,667 and 40,000, respectively, are currently exercisable; (3) 100,000 and 60,000, respectively, expire on December 9, 2008, and 33,334 and 20,000, respectively, are currently exercisable. Of the options held by Mr. Jones at year end, 30,000 expire on August 18, 2009 and none are currently exercisable. Messrs. Raab, Fraser and Jones have each agreed to cooperate with the Company in exercising their options so as to minimize any loss of deductibility due to the Dollar Limitations.

     CONCLUSION. As described above, the Company's executive compensation program provides a link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established since the Company's establishment of its first stock option plan in 1993, and has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's shareholders.

                             COMPENSATION COMMITTEE

                                 Hubert d'Amours
                                  Andre Julien
                                 Alexandre Raab
                                 Norman Schipper
                                  Philip Colley
                                Simon Raab, Ph.D.
                              Gregory Fraser, Ph.D.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Hubert d'Amours, Andre Julien, Alexandre Raab, Norman Schipper, Philip Colley, Simon Raab, Ph.D. and Gregory Fraser, Ph.D. Currently, Mr. Julien serves as Chairman of the Committee. Stock option grants are considered part of the overall compensation for executive officers of the Company. There were no transactions during the year ended December 31, 1999 between the Company and members of the Compensation Committee or entities in which they own an interest, other than as disclosed in CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, below.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its headquarters from Xenon Research, Inc. ("Xenon"), all of the issued and outstanding capital stock of which is owned by Simon Raab, the Company's President and Chief Executive Officer, and Diana Raab, his spouse. The term of the lease expires on February 28, 2001, and the Company has two five-year renewal options. Base rent under the lease was $358,000 for 1999. Base rent during renewal periods will reflect changes in the U.S. Bureau of Labor Statistics Consumer Price Index for all Urban Consumers. The terms of the lease were approved by an independent committee of the Company's Board of Directors upon review of an independent market study of comparable rental rates and such terms are, in the opinion of the Board of Directors, no less favorable than those that could be obtained on an arm's-length basis.

                                PERFORMANCE GRAPH


     The following line graph compares the Company's cumulative total shareholder return with the cumulative total shareholder return of the Dow Jones Equity Market Index and the Dow Jones Industrial Technology Index since the Company's initial public offering in September 1997 assuming in each case an initial investment of $100 on September 18, 1997:

                 COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN*
        AMONG FARO TECHNOLOGIES, INC., THE DOW JONES EQUITY MARKET INDEX
                  AND THE DOW JONES INDUSTRIAL EQUIPMENT INDEX






                                [GRAPH OMITTED]

                                                                     CUMULATIVE TOTAL RETURN
                                      ---------------------------------------------------------------------------------------
                                      9/18/97   9/97     12/97   03/98  06/98   09/98   12/98   03/99   06/99  09/99   12/99
FARO TECHNOLOGIES, INC.                 100      101      72      74     65      19      25      39      31      21      18
DOW JONES EQUITY MARKET                 100      100     103     117    121     109     133     139     148     138     160
DOW JONES INDUSTRIAL EQUIPMENT          100      100      88      88     78      65      81      72      99     107     218



* $100 INVESTED ON 9/18/97 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                       SELECTION OF INDEPENDENT AUDITORS

     At the meeting of the Board of Directors of the Company held on March 23,1999, the Board selected Deloitte & Touche, LLP to serve as the independent auditors for the Company for the year ending December 31, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14(a)-8 under the Securities Exchange Act of 1934, as amended ("Rule 14(a)-8"), for inclusion in the Company's proxy statement for its 2001 Annual Meeting of Shareholders is December 8, 2000. After February 22, 2001, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14(a)-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for its 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.


                                 OTHER MATTERS

     If any other matters shall come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters which will be presented for action at the meeting.

                                        By Order of the Board of Directors,


                                        /s/ GREGORY A. FRASER, PH.D.
                                        ----------------------------------------
                                        Gregory A. Fraser, Ph.D.
                                        SECRETARY
March 29, 2000

                                    ANNEX A






                            FARO TECHNOLOGIES, INC.




                             AMENDED AND RESTATED
                        1997 EMPLOYEE STOCK OPTION PLAN

                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
 1. Purpose of Plan .....................................................    A-1

 2. Definitions .........................................................    A-1

 3. Limits on Options ...................................................    A-2

 4. Granting of Options .................................................    A-3

 5. Terms of Stock Options ..............................................    A-4

 6. Effect of Changes in Capitalization .................................    A-6

 7. Delivery and Payment for Shares; Replacement Options ................    A-8

 8. No Continuation of Employment and Disclaimer of Rights ..............    A-8

 9. Administration ......................................................    A-9

10. No Reservation of Shares ............................................   A-10

11. Amendment of Plan ...................................................   A-10

12. Termination of Plan .................................................   A-10

13. Governing Law .......................................................   A-10

14. Severability ........................................................   A-11

                            FARO TECHNOLOGIES, INC.
                             AMENDED AND RESTATED
                        1997 EMPLOYEE STOCK OPTION PLAN


1.   PURPOSE OF PLAN

     The purpose of this Plan is to enable FARO Technologies, Inc. (the "Company") and its Subsidiaries to compete successfully in attracting, motivating and retaining Employees with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain in the employ of the Company or one or more of its Subsidiaries. Each Option is intended to be an Incentive Stock Option, except to the extent that (a) any such Option would exceed the limitations set forth in Section 3.(c) hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

     The Plan was originally effective on July 28, 1997. The Plan is amended and restated effective as of November 29, 1999, to reflect certain administrative and legal changes and to reflect an increase in the number of Shares that are authorized for issuance under the Plan; provided, however, that the increase in the number of authorized Shares shall be effective only if approved by the shareholders of the Company prior to November 29, 2000.

2.   DEFINITIONS

     For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the United States Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Committee described in Section 9 hereof.

          (d) "Employee" means a person who is regularly employed on a salary basis by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or a Subsidiary.

          (e) "Fair Market Value" means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers' Automated Quotation System (including The Nasdaq Stock Market's National Market), the average of the high and low prices of a Share on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a Share.

          (f) "Incentive Stock Option" means an option granted under this Plan and which is an incentive stock option within the meaning of section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

          (g) "Option" means an option granted under this Plan, whether or not such option is an Incentive Stock Option.

          (h) "Optionee" means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

          (i) "Plan" means the Company's Amended and Restated 1997 Employee Stock Option Plan.

          (j) "Rule 16b-3" means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

          (k) "Share" means one share of voting common stock, par value $.001 per share, of the Company, and such other stock or securities that may be substituted therefor pursuant to Section 6 hereof.

          (l) "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code.

3.   LIMITS ON OPTIONS

          (a) The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 1,400,000 Shares, subject to adjustment as provided in Section 6 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

          (b) No incentive Stock Option shall be granted to any Employee who at the time such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary, determined in accordance with the provisions of Section 422(b)(6) and 424(d) of the Code, unless the option price at the time such Incentive Stock Option is granted is at least 110 percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

          (c) An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which such Incentive Stock Option and any other "incentive stock option" (within the meaning of Section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. To the extent such limit is exceeded, such Option shall automatically be treated as a nonqualified stock option. This limitation shall be applied by taking Incentive Stock Options and any such other "incentive stock options" into account in the order in which such Incentive Stock Options and any such other "incentive stock options" were granted.

          (d) No Optionee shall, in any calendar year, be granted Options to purchase more than 150,000 Shares. Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of Shares. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limit shall automatically be adjusted in the same ratio.

4.   GRANTING OF OPTIONS

     The Committee is authorized to grant Options to selected Employees pursuant to the Plan beginning on the July 28, 1997. Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Employees to whom Options will be awarded under the Plan, to determine the number of Shares to be included in such Options, and to determine such other terms and conditions of Options, including terms and conditions which may be necessary to qualify Incentive Stock Options as "incentive stock options" under Section 422 of the Code. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, unless the Committee provides for a specific date of grant which is subsequent to the date of such approval.

5.   TERMS OF STOCK OPTIONS

     Subject to Section 3 hereof, the terms of Options granted under this Plan shall be as follows:

          (a) The exercise price of each Share subject to an Option shall be fixed by the Committee. Notwithstanding the prior sentence, the option exercise price of an Incentive Stock Option shall be fixed by the Committee but shall in no event be less than 100% of the Fair Market Value of a Share on the date of grant.

          (b) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Committee, transfer without consideration Options that do not constitute Incentive Stock Options to the Optionee's spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

          (c) Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten (10) years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration as provided in subsections (d) and (e) of this Section 5.

          (d) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or Optionee's permitted assignee in the case of Options that do not constitute Incentive Stock Options) and, except as otherwise determined by the Committee, only within one (1) month after the termination of the Optionee's employment with the Company or a Subsidiary, other than by reason of the Optionee's death, permanent disability or retirement with the consent of the Company or a

     Subsidiary as provided in subsection (e) of this Section 5, but only if and to the extent the Option was exercisable immediately prior to such termination, and subject to the provisions of subsection (c) of this
     Section 5. Except as otherwise determined by the Committee, if the Optionee's employment is terminated for cause, or the Optionee terminates his employment with the Company, Options granted at any one time by the Company which have not become exercisable with respect to all such Options (even if a portion of such Options have become exercisable) shall terminate immediately on the date of termination of employment. Cause shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Company or any of its Subsidiaries, or if the Optionee does not have any employment agreement, cause shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company, or (ii) if the Optionee is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which substantially impairs the Optionee's ability to perform his or her duties to the Company.

          (e) Except as otherwise determined by the Committee, if an Optionee:
     (i) dies while employed by the Company or a Subsidiary or within the period when an Option could have otherwise been exercised by the Optionee under subsection (d); (ii) terminates employment with the Company or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Company or a Subsidiary as a result of such Optionee's retirement, provided that the Company or such Subsidiary has consented in writing to such Optionee's retirement, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee (or Optionee's permitted assignee in the case of Options that do not constitute Incentive Stock Options), shall have the right, at any time within three
     (3) months after the death, disability or retirement of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsection (c) of this Section 5, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee's death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

          (f) Subject to the foregoing terms and to such additional terms regarding the exercise of an Option as the Committee may fix at the time of grant, an Option may be exercised in whole at one time or in part from time to time.

          (g) Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to options. Option agreements covering Options need not contain similar provisions; provided, however, that all such option agreements shall comply with the terms of the Plan.

          (h) The Committee is authorized to modify, amend or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

6.   EFFECT OF CHANGES IN CAPITALIZATION

          (a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Committee in (i) the aggregate number of Shares subject to the Plan, (ii) the maximum number of Shares for which Options may be granted to any Employee during any calendar year, and (iii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

          (b) Subject to Section 6.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option theretofore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

          (c) In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan or any stock option agreement with respect thereto limiting the exercisability of the Option for any length of time. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or
     (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

          (d) Adjustments under this Section 6 relating to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 6 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the options and preserve, without exceeding, the value of such options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

          (e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

7.   DELIVERY AND PAYMENT FOR SHARES; REPLACEMENT OPTIONS

          (a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No Shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee and adequate provision has been made by the Optionee for satisfying any applicable federal, state or local income or other taxes incurred by reason of the exercise of the Option. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

          (b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option and of any applicable withholding taxes shall be made, as determined by the Committee and set forth in the option agreement pertaining to such Option: (i) in cash or by check payable to the order of the Company; (ii) through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (a) and (b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an Option such limitations or prohibitions on the use of Shares to exercise Options as it deems appropriate. The Committee also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, Shares may be issued directly to the Optionee's broker upon receipt of the option price in cash from the broker.

          (c) To the extent that the payment of the exercise price for the Shares purchased pursuant to the exercise of an Option is made with Shares as provided in Section 7.(b) hereof, then, at the discretion of the Committee, the Optionee may be granted a replacement Option under the Plan to purchase a number of Shares equal to the number of Shares tendered as permitted in Section 7.(b) hereof, with an exercise price per Share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original Option.

8.   NO CONTINUATION OF EMPLOYMENT AND DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

9.   ADMINISTRATION

          (a) The Plan is intended to comply with Rule 16b-3. Subject to the provisions of subsection (b) of this Section 9, the Plan shall be administered by the Committee which shall have the authority to interpret the Plan and all option agreements, and to make all other determinations necessary or advisable for the Plan's administration, including such rules and regulations and procedures as it deems appropriate. The Committee shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3 and as an "outside director" as defined in Section 162(m) of the Code and regulations thereunder. Subject to the provisions of subsection (b) of this Section 9, in the event of a disagreement as to the interpretation of the Plan, an option agreement, or any amendment hereto or thereto, or any rule, regulation or procedure hereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company's shareholders. If the Committee is not in existence, the Plan shall be administered by the Board.


          (b) The Committee may delegate to one or more senior officers of the Company or the Chairman of the Board any or all of the authority or responsibility of the Committee with respect to the Plan, other than with respect to Employees who are subject to Rule 16b-3, and all references to the Committee herein shall include such officer or the Chairman to the extent of such delegation.

          (c) No member of the Committee or the Board shall be liable for any action taken or decision made, or any failure to take any action, in good faith with respect to the Plan or any Option granted or option agreement entered into hereunder.

10.  NO RESERVATION OF SHARES

     The Company shall be under no obligation to reserve or to retain in its treasury any particular number of Shares in connection with its obligations hereunder.

11.  AMENDMENT OF PLAN

     The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for purpose of the Code; provided, however, that no amendment shall be made without shareholder approval if such approval would be required to comply with the Code or the listing requirements of the principal securities exchange or market on which the Company Shares are then traded.

12.  TERMINATION OF PLAN

     This Plan shall terminate ten (10) years from the July 28, 1997. The Board may, in its discretion, suspend or terminate the Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option. Notwithstanding the foregoing, the right of the Committee to administer the Plan and option agreements, to modify, amend or waive any conditions or other restrictions with respect to Options, and the authority of the Board to amend the Plan shall survive the termination of the Plan.

13.  GOVERNING LAW

     The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.

14.  SEVERABILITY

     If any provision of the Plan or any option agreement or any Option (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, as to any person or award, or (b) would disqualify the Plan, any option agreement or any Option under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws; or if it cannot be so construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any option agreement or the Option, then such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan, any such option agreement and any such Option shall remain in full force and effect.

                                     PROXY

                            FARO TECHNOLOGIES, INC.

            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000


     The undersigned shareholder appoints SIMON RAAB, Ph.D., and GREGORY A. FRASER, Ph.D., or either of them, as proxy with full power of substitution, to vote the shares of voting securities of FARO Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the company, 125 Technology Park, Lake Mary, Florida, on Thursday April 27, 2000, at 10:00 a.m., local time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOUNMENTS THEREOF.

PLEASE CHECK THE BOXES BELOW, SIGN, DATE AND RETURN THIS PROXY TO FIRSTAR BANK, N.A., 1555 NORTH RIVERCENTER DRIVE, SUITE 301, MILWAUKEE, WISCONSIN 53212, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.



            o DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED o


                  FARO TECHNOLOGIES, INC. 2000 ANNUAL MEETING

1. ELECTION OF DIRECTORS:  1 - SIMON RAAB, PH.D.   2 - HUBERT D'AMOURS  [ ] FOR all nominees            [ ] WITHHOLD AUTHORITY
   (EACH TO SERVE FOR A    3 - ANDRE JULIEN                                 listed to the left (except      to vote for all nominees
   TERM OF THREE YEARS)                                                      as specified below).           listed to the left.


(Instructions: To withhold authority to vote for any inidicated         ------------------------------------------------------------
nominee, write the number(s) of the nominee(s) in the box       ------>
provided to the right.)                                                 ------------------------------------------------------------

2. To approve an Amendment to the Company's 1997 Employee Stock Option  [ ] FOR              [ ] AGAINST              [ ] ABSTAIN
   Plan to increase the number of shares that are authorized for issuance under the Plan from 750,000 to 1,400,000.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

CHECK APPROPRIATE BOX                                Date ____________         NO. OF SHARES
INDICATE CHANGES BELOW:
ADDRESS CHANGE?           [ ]    NAME CHANGE? [ ]                      ------------------------------------------------------------

                                                                        ------------------------------------------------------------
                                                                        ------------------------------------------------------------

                                                                        ------------------------------------------------------------

                                                                        SIGNATURE(S) IN BOX
                                                                        Please sign exactly as your name appears hereon. When
                                                                        signing as attorney, executor, administrator, trusee or
                                                                        guardian, please give your full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized
                                                                        officer. If a partnership, please sign in partnership name by an authorized person.